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                                                                     EXHIBIT 4.1
                               RIGHTS AGREEMENT


     This Rights Agreement (this "Agreement") is made and entered into as of the 9th day of December, 1998, by and among Compass Bancshares, Inc. ("Compass") and Robert A. Albrecht (the "Shareholder").

     WHEREAS, Compass and Albrecht & Associates, Inc. are parties to that certain Agreement and Plan of Merger dated as of August 3, 1998 , as amended (the "Merger Agreement"), pursuant to which Albrecht & Associates, Inc. will be merged with a subsidiary of Compass; and

     WHEREAS, as consideration for the Merger, the Shareholder has received an aggregate of 250,000 shares (the "Shares") of Compass' Common Stock, par value $2.00 per share (collectively "Compass Common Stock");

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the parties hereto agree as follows:

                                  ARTICLE I.
                              REGISTRATION RIGHTS

     1.1 Demand Registration. (a) The Shareholder may request Compass to register under the Securities Act of 1933, as amended (the "Securities Act"), all or a portion of the Shares held by such Shareholder for sale in a non-underwritten public offering ("Demand Registration"). The number of occasions on which Compass is obligated to register Shares hereunder is only one occasion.

     (b) Promptly following receipt of any notice under this Section 1.1, Compass shall use its best efforts to register under the Securities Act, for public sale in a continuous or "shelf" registration made pursuant to Rule 415 promulgated under the Securities Act, or any similar or successor rule and under the securities laws of any state or other jurisdiction as may be reasonably required by the Shareholder, the Shares specified in such notice from the Shareholder. The registration statement shall permit sales of the Shares by the Shareholder to be effected continuously in one or more transactions on the NASDAQ National Market System or any stock exchange on which Compass Common Stock may hereafter be admitted for trading (collectively, "Exchanges") pursuant to and in accordance with the applicable rules of the Exchanges, in block transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, otherwise than on the Exchanges, in negotiated transactions (which may include the pledge or hypothecation of some or all of the Shares), or in a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Compass shall not be required to maintain the effectiveness of any registration statement pursuant to this Agreement beyond the earlier to occur of (i) two years from the date hereof, and (ii) such lesser period of time if the Shareholder could sell his shares pursuant to any amendment to Rule 144 promulgated under the Securities Act (the "Termination Date"). Without in any way limiting
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the obligation of Compass to keep effective a registration statement or state registration or qualification in a Demand Registration once it is effective or once such qualification has been obtained, Compass shall be obligated to register Shares pursuant to this Section 1.1 on one occasion only; provided that no request may be made (a) for a period of 90 days after the completion of a distribution of Compass Common Stock pursuant to a firm commitment underwritten public offering, or (b) after the Termination Date. Notwithstanding anything to the contrary contained herein, Compass shall not be obligated to prepare and file any registration statement pursuant to this Section 1.1, or prepare or file any amendment or supplement thereto, and may suspend the Shareholder's rights to make sales of Shares pursuant to an effective registration statement only if either the registration statement or the prospectus is required to be amended or supplemented as the result of a material event. The filing of a registration statement, or any amendment or supplement thereto, by Compass cannot be deferred, and the Shareholder's rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 60 days after the abandonment or consummation of any of the foregoing proposals or transactions or, in any event, for more than 120 days after the date of Compass' determination pursuant to the immediately preceding sentence of this Section 1.1(b).

     (c) Compass shall be entitled to include in any registration statement filed pursuant to this Section 1.1 shares of Compass Common Stock (or any securities convertible into or exchangeable for or exercisable for the purchase of Compass Common Stock to be sold by or for the account of other shareholders of Compass.

     1.2 Registration Procedures. If and whenever Compass is required by the provisions of Section 1.1 to use its best efforts to effect the registration of any of the Shares under the Securities Act, Compass will as expeditiously as possible:

     (a) prepare and file with the Securities Exchange Commission ("SEC") a registration statement with respect to the Shares and use its best efforts to cause such registration statement to become and remain effective until the Termination Date;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Termination Date and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement in accordance with the method of disposition set forth in such registration statement for such period;

     (c) furnish to the Shareholder such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

                                     4.1-2
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     (d)   use its best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Shareholder shall reasonably request and to take all necessary action to keep such registration or qualification effective as required by this Section 1.2 as to a registration statement filed with the SEC; provided, that Compass shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would not otherwise be required to be so qualified, subject itself to taxation in any such jurisdiction, or take any action which would subject it to general service of process in any such jurisdictions in which it is not then so subject;

     (e) immediately notify in writing the Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, Compass shall promptly provide the Shareholder with revised or supplemental prospectuses and if so requested by Compass in writing, the Shareholder shall promptly take action to cease making any offers of the Shares until receipt and distribution of such revised supplemental prospectuses); and

     (f) use its best efforts to keep effective and maintain any registration, qualification, approval or listing obtained to cover the Shares as may be necessary for the Shareholder to dispose of such Shares from the effective date of the registration statement through the Termination Date and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided that, notwithstanding the foregoing, Compass shall not be required to file or to keep effective and maintain any such registration, qualification, approval or listing for such period that would require it to cause an audit of Compass to be performed other than as is required by the rules and regulations of the SEC with respect to reports required to be filed under the Securities Exchange Act of 1934, as amended.

     In connection with any registration hereunder the Shareholder will furnish promptly to Compass in writing such information (together with such supplements as may be necessary from time to time) with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

     1.3 Expenses. Compass shall bear in accordance with this Agreement the expenses of registration of the Shares; provided, that the Shareholder shall be responsible for any fees and disbursements of counsel and other representatives of the Shareholder and any discounts, selling commissions or other selling expenses allocable to sales of the Shares by the Shareholder.

                                     4.1-3
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                                  ARTICLE II.
                                INDEMNIFICATION

     2.1 Indemnification by Compass. In the event of a registration of any of the Shares under the Securities Act pursuant to Article I, Compass will indemnify and hold harmless the Shareholder (the "Exchange Act") against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which such Shareholder or controlling person may become subject under the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 1.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Shareholder, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Compass will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Shareholder for use in such registration statement or prospectus; provided, further, that Compass will not be liable hereunder to the Shareholder for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the Shareholder was required to deliver but failed to deliver such prospectus as required by the Securities Act.

     2.2 Indemnification by the Shareholder. In the event of a registration of any of the Shares under the Securities Act pursuant to Article I, the Shareholder will indemnify and hold harmless Compass and each person who controls Compass within the meaning of the Securities Act and the Exchange Act, each officer of Compass who signs the registration statement, and each director of Compass, against all losses, claims, damages or liabilities, joint or several, to which Compass or such officer or director or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 1.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Compass and each such officer, director, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Shareholder will be liable hereunder in any such case if and only to the

                                     4.1-4
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extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Shareholder made in reliance upon and in conformity with information pertaining to the Shareholder, as such, furnished in writing to Compass by the Shareholder for use in such registration statement or prospectus ("Shareholder Information"); and provided further, that the liability of the Shareholder hereunder shall not exceed the amount of the proceeds received by the Shareholder from the sale of the Shares covered by such registration statement.

     2.3 Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this
Section 2.3. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     2.4 Contribution. If the indemnification provided for in this Section 2.4 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Compass, on the one hand, and the Shareholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Compass, on the one hand, or the Shareholder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Compass and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 2.4 were determined

                                     4.1-5
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by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this Section 2.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 2.4, the amount that the Shareholder shall be required to contribute shall not exceed the total price at which the securities sold by the Shareholder were offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                 ARTICLE III.
                           MISCELLANEOUS PROVISIONS

     3.1 Nontransferability of Registration Rights. The Shareholder's registration rights under Article I shall not inure to the benefit of any person who acquires such Shares from the Shareholder.

     3.2 Binding Effect. Except as otherwise provided herein, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any right, benefit or obligations hereunder.

     3.3 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. However, any party may waive any condition to the obligations of any other party hereunder.

     3.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, by cable, telegram or telex, or by telecopy, or five business days after mailing, if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                                     4.1-6
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          If to Compass, to:

               Daniel B. Graves
               Associate General Counsel
               Compass Bancshares , Inc.
               15 South 20th Street
               Birmingham, Alabama 35233
               Telecopy No.:  (205) 933-3043

               With a copy to:

               Annette L. Tripp
               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3400 Chase Tower
               600 Travis
               Houston, Texas 77002
               Telecopy No.: (713) 223-3717

          If to the Shareholder, to:

               Robert A. Albrecht
               1111 Fannin, Suite 1470
               Houston, Texas 77002

               With a copy to:

               Adrienne Randle Bond
               Bond & Taylor, L.L.P
               1021 Main St., Suite 1220
               Houston, Texas 77002
               Telecopy No.: (713) 759-1980

or to such other address as any party may have furnished to the others in writing in accordance herewith.

     3.5 Applicable Law. This Agreement and the legal relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to or application of any conflicts of law principles.

     3.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     3.7 Entire Agreement. This Agreement, together with the Merger Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter

                                     4.1-7
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contained herein, and there are no promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     3.8 Definition. The term "person" as used herein shall have the meaning ascribed thereto in the Securities Act.

     3.9 Conflict. In the event the terms and provisions of this Agreement conflict with the Merger Agreement, the terms and provisions of the Merger Agreement shall control.



                           [SIGNATURE PAGE FOLLOWS]

                                     4.1-8
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into as of the date first set forth above.

                                    COMPASS BANCSHARES, INC.


                                    By: /s/ Garrett R. Hegel
                                       ---------------------------------
                                    Name:  Garrett R. Hegel
                                         -------------------------------
                                    Title: Chief Financial Officer
                                          ------------------------------


                                    /s/ Robert A. Albrecht
                                    ------------------------------------
                                    Robert A. Albrecht

                                     4.1-9